UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Comstock Homebuilding Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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COMSTOCK HOMEBUILDING COMPANIES, INC.

July 26, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Comstock Homebuilding Companies, Inc. to be held at 10:00 a.m., local time, on Wednesday, September 12, 2007, at 10:00 a.m. local time, at the Comstock Sales Center, 1980 Isaac Newton Square, Reston, Virginia.

At the Annual Meeting, you will be asked to elect two directors for a three-year term, to approve our 2004 Long Term Incentive Compensation Plan, as amended, to enable certain compensation paid under the 2004 Long Term Incentive Compensation Plan to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code, and to ratify the selection of our independent registered public accounting firm for 2007. Details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Annual Meeting and Proxy Statement. Our Board of Directors unanimously recommends that stockholders vote in favor of the election of the nominated directors, the approval of our 2004 Long-Term Incentive Compensation Plan, and the ratification of our independent registered public accounting firm.

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the accompanying proxy card and return it in the enclosed postage, prepaid envelope as soon as possible so that your shares will be represented at the Annual Meeting. If you later decide to attend the Annual Meeting or change your vote, you may withdraw your proxy and vote in person at the Annual Meeting. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person.

We thank you for your continued support and look forward to seeing you at the Annual Meeting.

Very truly yours,

Christopher Clemente
Chairman and Chief Executive Officer

COMSTOCK HOMEBUILDING COMPANIES, INC.

11465 Sunset Hills Road, 5th Floor

Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 12, 2007

The Annual Meeting of Stockholders of Comstock Homebuilding Companies, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on Wednesday, September 12, 2007, at the Comstock Sales Center, 1980 Isaac Newton Square, Reston, Virginia, for the following purposes:

1. To elect two directors to serve for a three-year term expiring at the 2010 Annual Meeting or until their successors are duly elected and qualified or until their earlier resignation or removal;

2. To approve our 2004 Long Term Incentive Compensation Plan, as amended, to enable certain compensation paid under the 2004 Long Term Incentive Compensation Plan to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code;

3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on July 20, 2007 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously used our Internet voting system or returned a proxy.

Sincerely,

Reston, Virginia	Jubal R. Thompson
July 26, 2007	General Counsel and Secretary

COMSTOCK HOMEBUILDING COMPANIES, INC.

11465 Sunset Hills Road, 5th Floor

Reston, Virginia 20190

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The enclosed proxy is solicited on behalf of Comstock Homebuilding Companies, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Wednesday, September 12, 2007 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at the Comstock Sales Center, 1980 Isaac Newton Square, Reston, Virginia.

These proxy solicitation materials were first mailed on or about August 1, 2007 to all stockholders entitled to vote at the meeting.

Voting Securities and Voting Rights

Stockholders of record at the close of business on July 20, 2007, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 13,798,678 shares of our Class A common stock and 2,733,500 shares of our Class B common stock. Each holder of Class A common stock voting at the meeting, either in person or by proxy, may cast one vote per share of Class A common stock held on all matters to be voted on at the meeting. Each holder of Class B common stock voting at the meeting, either in person or by proxy, may cast 15 votes per share of Class B common stock held on all matters to be voted on at the meeting.

The meeting will be held only if there is a quorum present. A quorum exists only if the holders of a majority of the voting power of the stock outstanding are represented at the meeting. Assuming that a quorum is present, a plurality of affirmative votes properly cast in person or by proxy will be required to elect directors and a majority of affirmative votes properly cast in person or by proxy will be required to approve our 2004 Long Term Incentive Compensation Plan, as amended, and ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting and will determine whether a quorum is present. The inspector of elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Whether or not a person plans to attend the Annual Meeting, he or she may vote by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose. If a person attends the meeting, he or she may vote in person even if such individual had previously returned a proxy card.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of the nominees set forth in this proxy statement, (2) “for” the approval of our 2004 Long Term Incentive Compensation Plan, as amended, and (3) “for” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Solicitation

We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2008 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, or Exchange Act, by the Securities and Exchange Commission, or SEC, must be received at our principal executive offices not later than April 3, 2008, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

Under our bylaws, stockholders who wish to submit a proposal at the 2008 annual meeting, other than one that will be included in our proxy statement, must notify us between May 3, 2008 and April 3, 2008, unless the date of the 2008 annual meeting of the stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the 2007 annual meeting. If a stockholder who wishes to present a proposal fails to notify us by May 3, 2008 and such proposal is brought before the 2008 annual meeting, under the SEC’s proxy rules, the proxies solicited by management with respect to the 2008 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to Comstock Homebuilding Companies, 11465 Sunset Hills Road, Suite 510, Reston, Virginia 20190, Attention: Corporate Secretary.

Annual Report and Other Matters

Our annual report on Form 10-K for the year ended December 31, 2006, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, additional copies of our annual report on Form 10-K for the year ended December 31, 2006 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Company’s secretary at our executive offices set forth in this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by resolution of our Board of Directors. Presently, the number of directors is fixed at eight and that number of directors is divided into three classes, with one class standing for election each year for a three-year term. At each annual meeting of stockholders, directors of a particular class will be elected for three-year terms to succeed the directors of that class whose terms are expiring. Christopher Clemente and A. Clayton Perfall are in the class of directors whose term expires at the 2007 annual meeting, and Messrs. Clemente and Perfall have been nominated by our Board of Directors for re-election for three-year terms expiring in 2010. David M. Guernsey, James A. MacCutcheon and Robert P. Pincus are in the class of directors whose term will expire in 2008. Gregory V. Benson, Norman D. Chirite and Socrates Verses are in the class of directors whose terms will expire in 2009.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. Messrs. Clemente and Perfall currently are directors of our Company. In the event that either nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors recommends a vote “for” the nominees named herein.

Nominees for Director Standing for Election

Christopher Clemente, 47, has been a director since May, 2004. He founded our Company in 1985 and since 1992, he has served as our Chairman and Chief Executive Officer. Mr. Clemente has over 20 years of experience in all aspects of real estate development and home building, and over 25 years of experience as an entrepreneur.

A. Clayton Perfall, 48, has been a director since December 2004, and is a member and Chairman of the Audit Committee of our Board of Directors. He has served as Chairman, Chief Executive Officer and President of Union Street Acquisition Corp., a publicly traded blank check company, since January 2007. He also has served as the Chief Executive Officer and as a director of AHL Services, Inc., a provider of outsourced business services, since October 2001. Prior to that, from December 2000 to September 2001, Mr. Perfall served as the Chief Executive Officer of Convergence Holdings, a marketing services company. From September 1996 to October 2000, Mr. Perfall served as the Chief Financial Officer and a director of Snyder Communications, a marketing services company. Prior to that, Mr. Perfall was a partner at Arthur Andersen LLP.

Continuing Directors with Terms Expiring in 2008

David M. Guernsey, 59, has been a director since December 2004, and is a member of the Compensation Committee of our Board of Directors. Mr. Guernsey has served as the President and Chief Executive Officer of Guernsey Office Products, Inc., an office supply company, since May 1971. Mr. Guernsey serves on the Board of Directors of Virginia Commerce Bancorp, Inc., a banking company.

James A. MacCutcheon, 54, has been a director since December 2004, and is a member of the Audit Committee of our Board of Directors. Mr. MacCutcheon has served as the President and Chief Executive Officer of Sunburst Hospitality Corporation, a private hospitality company, since September 2000 and served as its Executive Vice President and Chief Financial Officer from 1997 to September 2000.

Robert P. Pincus, 60, has been a director since June 2005 and is a member of the Audit Committee of our Board of Directors. Since March 2005, Mr. Pincus has been the director of Fidelity & Trust Financial Corporation, a financial holding company, chairman of Fidelity & Trust Bank, a regional banking institution, and a director of Fidelity & Trust Mortgage Inc., a regional mortgage lending company. He also has served as chairman of Milestone Capital Partners, a private equity firm, since October 2002, and director of the Mills Corporation, a NYSE listed company, since April 1994. From 2000 to 2002, Mr. Pincus served as regional Chairman of the Board and, from 1998 to 2000, he served as regional chief executive officer and president of the Branch Banking and Trust Company’s D.C. Metro Region. From 1991 to 1998, Mr. Pincus served as President of Franklin Bank prior to its acquisition by the Branch Banking and Trust Company. Mr. Pincus currently serves on the Board of the University of Maryland Foundation and is a Trustee of American University.

Continuing Directors with Terms Expiring in 2009

Gregory V. Benson, 52, has been a director since May 2004. He became our President and Chief Operating Officer in 1991. Mr. Benson has over 30 years of home building experience including over 13 years at national home builders, including NVHomes, Ryan Homes and Centex Homes.

Norman D. Chirite, 45, has been a director and a member of the Compensation Committee of our Board of Directors since March 2006. Mr. Chirite currently serves as Corporate Development Adviser to inVentiv Health, Inc., a provider of clinical, commercialization and communications services to the pharmaceutical and life sciences industries. Since October 2006, he has also served as a Managing Director of Red Zone Capital Management Company, LLC. Mr. Chirite previously served as Executive Vice President and General Counsel of Washington Football Inc. from August 2002 until October 2005. Prior to that, Mr. Chirite was a partner at Weil, Gotshal & Manges LLP in New York City, where he practiced corporate law from 1987 until 2000.

Socrates Verses, 49, has been a director since June 2005 and is a member of the Compensation Committee of our Board of Directors. Mr. Verses has been the President and Chief Executive Officer of Realeum, Inc., a property management and business integration software company, since March 2001. From January 1995 to February 2001, Mr. Verses served as President and a director of Technology Enablers, Inc., an e-services company. From 1987 to 1995, he served as Vice President of Sales for the Recognition Equipment Software Division of IBM Corporation.

Information Relating to Corporation Governance and the Board of Directors

Our Board of Directors has determined, after considering all the relevant facts and circumstances, that each of Messrs. Chirite, Guernsey, MacCutcheon, Perfall, Pincus and Verses are independent directors, as “independence” is defined in the Nasdaq Marketplace Rules, because they have no relationship with us that would interfere with their exercise of independent judgment.

Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established two standing committees: an Audit Committee and a Compensation Committee. The Board of Directors does not have a standing nominating committee. It is the Board of Directors’ view, given its relatively small size and majority of independent directors, that it is sufficient to select or recommend director nominees itself. Each director has the opportunity to suggest any nominee and such suggestions are comprehensively reviewed by the independent directors. Director nominees are recommended for selection by the Board of Directors by a majority of the independent directors. The Board of Directors does not have a charter for its nominating process. However, the qualities and skills sought in prospective members of the Board of Directors generally requires that director candidates be qualified individuals who, if added to the Board of Directors, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. Criteria for selection of candidates include, but are not limited to: (i) business and financial acumen, as determined by the independent directors in their discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of our industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to the Company. Such persons should not have commitments that would conflict with the time commitments of being one of our directors.

The Board of Directors does not have a specific policy for consideration of nominees recommended by security holders due to the fact that most of the voting control of the Company is held by two individuals. However, security holders may recommend a prospective nominee for the Board of Directors by writing to our corporate secretary at our corporate headquarters and providing the information required by our bylaws, along with any additional supporting materials the security holder considers appropriate. There have been no recommended nominees from security holders. We pay no fees to third parties for evaluating or identifying potential nominees.

Our Board of Directors has adopted charters for the Audit and Compensation Committees describing the authority and responsibilities delegated to each committee by the Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, a Code of Ethics for the CEO and Senior Financial Officers, and a Whistleblower Policy. We post on our website, at www.comstockhomebuilding.com, the charters of our Audit and Compensation Committees; our Corporate Governance Guidelines, Code of Conduct, Code of Ethics for the CEO and Senior Financial Officers, and Whistleblower Policy, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC regulations or the Nasdaq Market Rules. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement. A copy of the Audit Committee charter was included as Appendix A to our proxy statement for the 2005 Annual Meeting of Stockholders.

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Comstock Homebuilding Companies, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are then forwarded to the indicated directors.

The Audit Committee

The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee also provides assistance to our Board of Directors with respect to its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our audit function, internally, if any, and by our independent registered public accounting firm. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our accounting and financial reporting processes and audits of our financial statements on behalf of our Board of Directors. The Audit Committee also selects the independent registered public accounting firm to conduct the annual audit of our financial statements; reviews the proposed scope of such audit; reviews our accounting and financial controls with the independent registered public accounting firm and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. MacCutcheon, Perfall and Pincus, each of whom is an independent director of our Company under the Nasdaq Marketplace Rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that Mr. Perfall (whose background is detailed above) qualifies as an “Audit Committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Perfall serves as the Chairman of the Audit Committee.

The Compensation Committee

The purpose of the Compensation Committee includes the determination of, or recommendation to our Board of Directors for the determination of the compensation of our Chief Executive Officer and other executive officers, discharging the responsibilities of our Board of Directors relating to our compensation programs and compensation of our executives, and the production of an annual report on executive compensation for inclusion in our annual proxy statement in accordance with applicable rules and regulations of Nasdaq, the SEC, and other regulatory bodies. The Compensation Committee currently consists of Messrs. Chirite, Guernsey, and Verses. Mr. Verses serves as Chairman of the Compensation Committee.

Board and Committee Meetings

Our Board of Directors held a total of six meetings during the fiscal year ended December 31, 2006. During the fiscal year ended December 31, 2006, the Audit Committee held four meetings and the Compensation Committee held one meeting. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all Committees of our Board of Directors on which he was a member. We encourage each of our directors to attend the annual meeting of stockholders.

Director Compensation and Other Information

We pay each non-employee director an annual retainer fee of $36,000, plus $2,000 for each regular meeting of the Board of Directors attended. We pay our non-employee directors $5,000 to serve on the Audit Committee, $3,000 to serve on the Compensation Committee and $2,000 for each committee meeting attended. The chairman of the Compensation Committee is paid $6,000, the chairman of the Audit Committee is paid $15,000 and the Audit Committee designated financial expert is paid $32,500. All payments to our non-employee directors are paid 50% in cash and 50% in shares of restricted stock based on the stock price at the date of commencement of their term or the date of the annual meeting in the case of members not up for re-election in a given year. Directors are also eligible to participate in our equity incentive plan. We also reimburse our directors for travel and related expenses incurred in connection with attendance at board and committee meetings. Employees who also serve as directors receive no additional compensation for their services as a director.

The following table details the compensation earned by our non-employee directors in 2006:

Name	Fees Earned or Paid in Cash in 2006 ($)(1)	Stock Awards ($)(2)	Total ($)
Norman Chirite	80,999	11,727	92,726
Socrates Verses	36,978	24,003	60,981
Clayton Perfall	69,973	46,447	116,420
David Guernsey	32,588	23,581	56,169
James MacCutcheon	35,426	24,414	59,840
Robert Pincus	35,426	23,993	59,419

(1)	Includes annual retainer fees, advisory fees, committee participation fees and meeting attendance stipends paid in cash or earned in 2006.
(2)	No stock options were granted in 2006. Prior to 2006, directors did not receive stock option awards. The aggregate number of stock awards outstanding at 12/31/06 and their fair value at grant date are shown below:

PROPOSAL 2

APPROVAL AND ADOPTION OF OUR 2004 LONG-TERM INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED EFFECTIVE AS OF NOVEMBER 24, 2004

Background

In 2004, our Board of Directors adopted, and our stockholders approved, our 2004 Long-Term Incentive Compensation Plan. On June 13, 2007, our Board of Directors approved an amendment and restatement of the 2004 Long-Term Incentive Plan, and recommended that it be submitted to our stockholders for their approval at the next annual meeting. The initial plan, as so amended and restated, is sometimes referred to as the “2004 Plan”.

Purpose

The purpose of the 2004 Plan is to assist our company and its subsidiaries and other designated affiliates, which we refer to as “related entities”, in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants, and other persons who provide services to our company or its related entities, by enabling such persons to acquire or increase a proprietary interest in the company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

The 2004 Plan was originally effective on December 17, 2004. As of the date of this proxy statement, the following awards have been granted under the 2004 Plan:

Options to purchase shares of Class A Common Stock: 200,295

Grants of shares of restricted Class A Common Stock: 1,579,949

Stockholder approval of the 2004 Plan, as amended and restated, is required (i) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, which we refer to as the Code, as described below, (ii) to comply with the incentive stock options rules under Section 422 of the Code, and (iii) for purposes of complying with the stockholder approval requirements for the listing of our shares of Class A common stock on the NASDAQ Global Market.

The following is a summary of certain principal features of the 2004 Plan. This summary is qualified in its entirety by reference to the complete text of the 2004 Plan. Stockholders are urged to read the actual text of the 2004 Plan in its entirety which is set forth as Appendix A to this proxy statement.

Administration

The 2004 Plan is to be administered by a committee designated by our Board of Directors consisting solely of not less than two independent directors (the “Committee”), provided, however, that if our Board of Directors fails to designate a committee or if there are no longer any members on the committee so designated by our board, the Board of Directors is to serve as the Committee. Subject to the terms of the 2004 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2004 Plan, construe and interpret the 2004 Plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2004 Plan.

Shares Available for Awards; Annual Per-Person Limitations

Under the 2004 Plan, the total number of shares of our Class A common stock, which we sometimes refer to as the “Shares”, reserved and available for grant under the 2004 Plan at any time during the term of the 2004 Plan is equal to 2,550,000 Shares, plus an annual increase to be added on January 1st of each year, commencing on January 1, 2005 and ending on January 1, 2013 (each such day, a “Calculation Date”), equal to the lesser of (i) three percent of the Shares outstanding on each such Calculation Date (rounded down to the nearest whole share) or (ii) 750,000 Shares. Notwithstanding the foregoing, our Board of Directors may act, prior to the first day of any fiscal year of the company, to increase the share reserve by such number of Shares as the Board of Directors shall determine, which number shall be less than the amount described in the foregoing sentence. The foregoing limit shall be increased by the number of Shares with respect to which Awards previously granted under the 2004 Plan are forfeited, expire, or otherwise terminate without issuance of Shares, or are settled for cash or otherwise do not result in the issuance of Shares, and the number of Shares that are tendered (either actually or by attestation) or withheld upon exercise of an award, to pay the exercise price or any tax withholding requirements. Awards issued in substitution for awards previously granted by a company acquired by our company or a related entity, or with which our company or any related entity combines, do not reduce the limit on grants of awards under the 2004 Plan.

The 2004 Plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any calendar year, no participant may be granted (i) stock options or stock appreciation rights with respect to more than the total number of Shares reserved under the 2004 Plan, or (ii) Awards subject to vesting based on the performance objectives of Section 8 of the 2004 Plan for more than the total number of Shares reserved under the 2004 Plan, in each case, subject to adjustment in certain circumstances. The maximum dollar value payable in cash to any one participant with respect to performance units (as described below) vesting based upon the performance objectives of Section 8 of the 2004 Plan is $5,000,000 for each complete calendar year included in the performance period.

In the event that a Share dividend, forward or reverse stock split, merger, consolidation, combination or other similar corporate transaction or event affects the Shares, the Committee is required to substitute, exchange, or adjust any or all of the following in a manner that precludes the enlargement or dilution of rights and benefits under such awards in comparison to the securities underlying the award: (A) the number and kind of Shares reserved for issuance in connection with awards granted thereafter; (B) the number and kind of Shares by which the annual per person award limitations are measured, (C) the number and kind of Shares subject to or deliverable in respect of outstanding awards, (D) the exercise price, grant price or purchase price relating to any award and/or make provision for payment of cash or other property in respect of any outstanding award, and (E) any other aspect of any award that the Committee determines to be appropriate.

In the event that an extraordinary dividend or other distribution in the form of cash or property (but excluding a dividend paid in Shares), recapitalization, reorganization, spin-off, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of our company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of the items listed in (A) through (E) of the prior paragraph.

The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive awards under the 2004 Plan are the officers, directors, employees, consultants, and other persons who provide services to us or any related entity. An employee on leave of absence may be considered as still in the employ of the company or a related entity for purposes of eligibility for participation in the 2004 Plan.

Stock Options and Stock Appreciation Rights

The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Committee, but must not be less than the fair market value of a Share on the date of grant. For purposes of the 2004 Plan, the term “fair market value” means the fair market value of Shares, awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of a Share as of any given date shall be the closing sales price per Share as reported on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding ten years. Methods of exercise and settlement and other terms of the stock appreciation right are determined by the Committee. The Committee, thus, may permit the exercise price of options awarded under the 2004 Plan to be paid in cash, Shares, other awards or other property (including loans to participants). Options may be exercised by payment of the exercise price in cash, Shares, outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time.

Restricted and Deferred Stock

The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of Shares which may not be sold or disposed of, and which shall be subject to such risks of forfeiture and other restrictions as the Committee may impose. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the Committee. An award of deferred stock confers upon a participant the right to receive Shares at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, Shares, other awards or other property equal in value to dividends paid on a specific number of Shares or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional Shares, awards or otherwise, as specified by the Committee.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee is authorized to grant Shares as a bonus free of restrictions, or to grant Shares or other awards in lieu of obligations of our company to pay cash under the 2004 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards

The Committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Shares. The Committee determines the terms and conditions of such Awards.

Performance Awards

The Committee is authorized to grant performance awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Committee upon the grant of the performance award.

Performance awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, Shares or other property, or any combination thereof, as determined by the Committee. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such Awards as “performance-based compensation” not subject to the limitation on tax deductibility by the Company under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means any person who serves as the Company’s chief executive officer at any time during the taxable year and each other person whose compensation is required to be disclosed in the Company’s filings with the SEC by reason of that person being among the three highest compensated officers of the Company as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee and not the Board.

If and to the extent that the Committee determines that these provisions of the 2004 Plan are to be applicable to any award, one or more of the following business criteria for our company, on a consolidated basis, and/or for related entities, or for business or geographical units of the company and/or a related entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for awards under the 2004 Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on assets, net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; net operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to our company. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of our company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced by the amount of any potential Award.

Other Terms of Awards

Awards may be settled in the form of cash, Shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, Shares or other property in trusts or make other arrangements to provide for payment of our company’s obligations under the 2004 Plan. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any Shares or other property to be distributed will be withheld (or previously acquired Shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2004 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

Awards under the 2004 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in exchange for other awards under the 2004 Plan, awards under other company plans, or other rights to payment from our company, and may grant awards in addition to and in tandem with such other awards or rights.

Acceleration of Vesting; Change in Control

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and, if so provided in the award agreement or otherwise determined by the Committee, vesting shall occur automatically in the case of a “change in control” of our company (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the Committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.” For purposes of the 2004 Plan, unless otherwise specified in an award agreement, a change in control means the occurrence of any of the following:

(i) The acquisition by any person (as that term is used in the Securities Exchange Act of 1934) of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of our company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of our company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that the following acquisitions shall not constitute or result in a Change of Control: (u) any acquisition by Chris Clemente or Gregory Benson or any of their spouses or beneficiaries, or any trusts, partnerships, corporations, or other entities in which they are the sole beneficiaries or own all of the beneficial interests; (v) any acquisition directly from our company; (w) any acquisition by our company; (x) any acquisition by any person that as of the effective date of the 2004 Plan owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by our company or any related entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the effective date of the 2004 Plan) individuals who constitute our Board of Directors on that effective date (the “Incumbent Board”) cease for any reason to constitute at least a majority of our board; provided, however, that any individual becoming a director subsequent to the effective date whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving our company or any of its related entities, a sale or other disposition of all or substantially all of the assets of our company, or the acquisition of assets or stock of another entity by our company or any of its related entities (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the Board of Directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns our company, or all or substantially all of our company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding any employee benefit plan (or related trust) of our company or such entity resulting from such Business Combination or any person that as of the effective date of the 2004 Plan owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of our board, providing for such Business Combination; or

(iv) Approval by the stockholders of our company of a complete liquidation or dissolution of our company.

Amendment and Termination

Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2004 Plan or the Committee’s authority to grant awards without further stockholder approval, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which Shares are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2004 Plan which might increase the cost of the 2004 Plan or alter the eligibility of persons to receive Awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our board, the 2004 Plan will terminate no later than ten (10) years from the later of (x) the effective date of the 2004 Plan and (y) the date an increase in the number of Shares reserved for issuance under the 2004 Plan is approved by our Board of Directors (so long as such increase is also approved by the stockholders). Awards outstanding upon expiration of the 2004 Plan shall remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The 2004 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

On exercise of a nonqualified stock option granted under the 2004 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the Shares acquired on exercise of the option over the exercise price. If the optionee is an employee of our company or a related entity, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those Shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those Shares will begin on that date.

If an optionee pays for Shares on exercise of an option by delivering Shares, the optionee will not recognize gain or loss on the Shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of Shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the Shares represented by that certificate will be equal to his tax basis in the Shares delivered, and his holding period for those Shares will include his holding period for the Shares delivered. The optionee’s tax basis and holding period for the additional Shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

The company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the company and is reasonable in amount, and either the employee includes that amount in income or the company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

The 2004 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a Share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that Share and the holder’s tax basis in that Share will be long-term capital gain or loss.

If, however, an optionee disposes of a Share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the Share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the Share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the Share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the Share exceeds one year.

An optionee who exercises an ISO by delivering Shares acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those Shares is treated as making a Disqualifying Disposition of those Shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one Share and using that Share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a Share acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the Share in the year in which the option is exercised, there will be no adjustment with respect to that Share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a Share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that Share for alternative minimum tax purposes in the year the option is exercised.

Our company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a Share, the company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the company and is reasonable in amount, and either the employee includes that amount in income or the company timely satisfies its reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the Shares are received equal to the excess, if any, of the fair market value of the Shares received over any amount paid by the recipient in exchange for the Shares. If, however, the Shares are non-vested when received under the 2004 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the Shares), the recipient generally will not recognize income until the Shares become vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the Shares on the date they become vested over any amount paid by the recipient in exchange for the Shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the Shares, to recognize ordinary compensation income, as of the date the recipient receives the Shares, equal to the excess, if any, of the fair market value of the Shares on the date the award is granted over any amount paid by the recipient in exchange for the Shares.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of Shares acquired as stock awards will be the amount paid for such Shares plus any ordinary income recognized either when the Shares are received or when the Shares become vested. Upon the disposition of any Shares received as a stock award under the 2004 Plan, the difference between the sales price and the recipient’s basis in the Shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the Shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights

Our company may grant Stock Appreciation Rights, or SARs, separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2004 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in Shares, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the Shares on the day they are received over any amounts paid by the recipient for the Shares.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or Shares equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the Shares over the exercise price.

In general, there will be no Federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, the Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. Our company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations

Section 162(m) to the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that awards granted to employees under the 2004 Plan whom the Committee expects to be covered employees at the time a deduction arises in connection with such options, may, if and to the extent so intended by the Committee, be granted in a manner that will qualify as such “performance-based compensation,” so that such awards would not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that awards under the 2004 Plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m).

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

The Board of Directors recommends that you vote “FOR” approval of the 2004 Long-Term Incentive Compensation Plan, as amended.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited our consolidated financial statements for the fiscal year ended December 31, 2006. Our Audit Committee has appointed PricewaterhouseCoopers LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2007. Our organizational documents do not require that our stockholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. We are submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification because we believe it is a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection, but may still retain PricewaterhouseCoopers LLP. We anticipate that representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “for” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2006.

The aggregate fees billed to us by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2005 and 2006 are as follows:

	2005	2006
Audit-Related Fees (1)	$948,800	$1,105,000
Tax Fees (2)	$145,979	$110,000
Other Fees—Compensation and Peer Comparison Study (3)	$5,560	$66,051

Total	$1,100,339	$1,281,051

(1)	Includes fees related to the annual independent audit of our financial statements and various fees related to services provided in connection with our filing of Registration Statements with the Securities and Exchange Commission and related comfort letters.
(2)	Tax Fees represent amounts billed for tax compliance and advisory services.
(3)	Represents fees related to advisory services rendered in connection with our study of compensation practices of peer companies.

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accounting firm. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following such pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent registered public accounting firm.

Our Audit Committee requires that our independent registered public accounting firm, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by PricewaterhouseCoopers LLP described above under the captions “Audit-Related Fees,” “Tax Fees” and “Other Fees” were approved by our Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of the Company’s independent auditor. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited balance sheets at December 31, 2005 and 2006 and the statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2006, and has discussed them with management. The Audit Committee also reviewed, with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the results of their audit. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect. This discussion included, among other things, a review with the independent registered public accounting firm of the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting policies and practices used by the Company. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with PricewaterhouseCoopers LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit and Finance Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by PricewaterhouseCoopers LLP with that firm’s independence. In addition, the Audit Committee discussed the rules of the SEC that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The Audit Committee also approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

Respectfully submitted by the Audit Committee,

A. Clayton Perfall, Chair

James A. MacCutcheon

Robert P. Pincus

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the narrative and tables that follow.

Overview

Compensation Philosophy. Our executive compensation program is intended to:

•	Attract, retain, motivate and reward highly qualified executive officers who preserve and create value for our stockholders; and

•	Reinforce our performance oriented, results-based culture that rewards individual and corporate successes.

Our executive compensation program is also designed to link executive pay levels with individual performance, our financial performance and stockholder returns.

Our executive compensation program currently has three primary components:

•	base salaries that are intended to be competitive relative to other publicly traded companies in our industry and peer group;

•	annual cash bonuses under a performance-based cash bonus program; and

•	long-term incentive compensation that is delivered principally through grants of shares of restricted stock, deferred stock and stock option awards.

Role of Compensation Committee and CEO. The Compensation Committee of our Board of Directors has primary responsibility for reviewing, approving and determining the compensation of our executive officers. Annually, our Compensation Committee evaluates the performance of the CEO and determines the CEO’s compensation in light of the goals and objectives of the compensation program. The CEO and Compensation Committee together annually assess the performance of the other named executive officers. The CEO also proposes compensation packages for the other executive officers, which the Committee considers and evaluates. The other named executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO. Upon reviewing and evaluating the performance of both the CEO and the other named executive officers and the CEO’s proposals for compensation packages for the other named executive officers, the Committee decides the compensation packages for the executive officers and recommends that the full Board of Directors approve the packages. The Committee makes regular reports to the full Board of Directors on the Committee’s activities, and the Committee prepares an annual report on executive compensation for inclusion in our proxy statement.

Role of Compensation Consultant. The Compensation Committee has the sole authority to select, retain and/or replace any compensation or other outside consultant for assistance in the evaluation of director, CEO or other executive officers’ compensation, including the sole authority to approve the consultant’s fees and other retention terms. In 2004, the Company selected PricewaterhouseCoopers LLP, or PwC, as its compensation consultant in connection with its initial public offering. This relationship was renewed in 2006 when the Committee engaged PwC as its compensation consultant. The Committee considers PwC to be independent and selected PwC because of its experience in compensation consulting and its knowledge of compensation practices in the homebuilding industry and among newly public companies. Services provided by PwC have included evaluating our existing executive officer and director compensation based on market comparables, analyzing compensation design alternatives and advising us on the new proxy statement disclosure rules. PwC assisted the compensation committee with its evaluation of peer group comparables but did not provide specific recommendations on compensation decisions regarding the CEO or other executive officers.

Objectives of the Comstock Executive Compensation Programs

We believe strongly in pay-for-performance and measurement of quantifiable results. While base salaries for the CEO and other executive officers should reflect the marketplace for similar positions, a significant portion of their compensation is earned based on their individual job performance, our financial performance and the financial performance of each executive’s area of responsibility. While quantifiable performance objectives are established in advance and approved by the Compensation Committee, we also provide potentially significant incentives for exceeding performance objectives. Our emphasis on measurable performance objectives emanates from our belief that sustained strong financial performance is an effective means of enhancing long-term stockholder return.

The Compensation Committee considers competitive benchmarking data in the establishment of base salaries, incentive targets, equity awards and total compensation levels. In 2006, the Committee relied on a benchmarking study conducted by PwC during 2006 based principally on reported data for 2005. The study compared Comstock’s executive compensation levels, mix of compensation elements and plan designs to nine comparable publicly traded homebuilders: Standard Pacific, Technical Olympic USA, Inc., Meritage Corporation, WCI Communities, Inc., M/I Homes, Inc., William Lyon Homes, Dominion Homes, Inc., Orleans Homebuilders, Inc., and Avatar Holdings, Inc.

Elements of our Executive Compensation Program

Base Salary. The base salary we pay to our executive officers was negotiated as part of their employment agreements for the term of the employment agreements or negotiated at the time of hire in the case of Mr. Jason Parikh, the only executive officer who does not have an employment agreement. Base salaries for our executive officers depend on the scope of their responsibilities, qualifications, experience, prior salary and competitive salary information, performance, and the period over which they have performed those responsibilities. In 2006, the Compensation Committee approved, subject to approval by the full Board of Directors, execution of an employment agreement with Mr. Jubal Thompson, our General Counsel and Secretary. The base salary payable to Mr. Thompson under the agreement is $200,000, representing a 33% increase over Mr. Thompson’s base salary in 2005. In 2006, the Committee also approved, subject to approval by the full Board of Directors, increased salaries of $700,000, $400,000 and $200,000 for Christopher Clemente, our Chief Executive Officer and Chairman, Bruce Labovitz, our Chief Financial Officer, and Jason Parikh, our Chief Accounting Officer, respectively. These salary increases represent a 27%, 33% and 33% increase over Mr. Clemente’s, Mr. Labovitz’s and Mr. Parikh’s base salaries in 2005, respectively. The full Board of Directors approved Mr. Thompson’s employment agreement and the salary increases for Messrs. Clemente, Labovitz and Parikh.

Benefits and Perquisites. Our executive officers are able to participate in the employee benefits that are available to all employees. In addition, we provide benefits and perquisites to our executive officers based on the terms of their employment agreements. None of our named executive officers received perquisites in 2006 that exceeded $10,000 in value.

Incentive Compensation. Our incentive compensation is composed of a cash bonus based on the achievement of annual individual performance goals and corporate performance goals, and equity awards typically consisting of grants of shares of restricted stock, deferred stock and stock option awards.

Annual Cash Incentive Plan. We provide a cash bonus opportunity to all of our employees, including our executive officers. The performance goals for our executive officers are based in part on individual performance goals, our Company’s performance, and the achievement of a pre-established annual pre-tax net income goal.

The other portion of the bonus is based on the specific performance goals of the individual executive. Seventy-five percent (75%) of the total cash bonus potential of the executive is based on the executive officer accomplishing his/her annual individual performance goals, otherwise known as the Performance Bonus. Twenty-five percent (25%) is based on the Company meeting its annual pre-tax net income goal, otherwise known as the Net Income Bonus.

Our Compensation Committee chose pre-tax net income as the indicator of corporate performance because it believed that we should reward our executive officers based on the profitability of the Company. Our Compensation Committee considered pre-tax net income to be the best indicator of financial success and stockholder value creation. The personal performance objectives are determined by the executive officer to whom the potential bonus recipient reports or, in the case of our chief executive officer, by our Compensation Committee.

In 2006, the Company initiated an additional bonus program for certain executives and executive officers whose positions are such that they can directly impact the bottom line results of the Company. This is known as the Executive Management Income Percentage Bonus Program (“Income Percentage Bonus”). Eligible executives may earn a cash bonus “override” over and above the executive’s Net Income Bonus, based on the earnings generated by the division(s) or operating unit(s) of the Company that the executive has responsibility for managing. The Income Percentage Bonus is intended to reward executives for their leadership and management of profit center operations, and of the Company, and is designed to create incentives for executives to maximize the financial performance of the Company’s divisional operations, regional operations, and the Company as a whole. The potential amount of the Income Percentage Bonus is limited only by the profitability of the company and ranges from 1% to 3% of pre-tax income. As a result of current operating conditions and limited long-term earnings predictability in the homebuilding industry, the Compensation Committee has not made a recommendation to the full Board of Directors with respect to the target pre-tax net income level which will serve as the basis for the 2007 Net Income Bonus. The Committee will, based in part on input to be provided by executive management of the Company, make a recommendation to the full Board of Directors regarding the target pre-tax net income level later in 2007.

In 2006, no Income Percentage Bonus was paid. In addition, no executive officer received Net Income Bonus. In recognition of the difficult market conditions which existed at year end and the pressures on the Company’s liquidity, the CEO recommended, and the Board of Directors agreed, to pay substantially all of the bonuses earned by the named executives and other employees with Company stock in lieu of cash. Our CEO received 100% of his Performance Bonus as stock with no provision for tax.

Long-Term Incentive Compensation. In 2006, our long-term incentive compensation consisted of grants of restricted stock and deferred stock awards. By providing executives with an ownership stake in the Company, grants of restricted stock and deferred stock awards are intended to align executive interests with stockholder interests and to motivate executives to focus on maximizing the long-term performance of the Company. Use of restricted stock as a part of the annual grant process is intended to encourage direct share ownership by executives and to provide an additional retention incentive for members of the executive team.

Grants of restricted and deferred stock during 2006, and in 2007 regarding 2006 performance, were awarded under our 2004 Long-Term Incentive Compensation Plan. Details on awards granted during 2006 to our CEO and other named executive officers may be found in the table entitled “Grants of Plan-Based Awards.” Details on all shares of restricted stock that vested in 2006 and option awards exercised in 2006 by our CEO and other named executive officers may be found in the table entitled “Options Exercised and Stock Vested.” Details on all outstanding restricted stock grants and stock option awards of our CEO and other named executive officers as of the end of 2006 may be found in the table entitled “Outstanding Equity Awards at Fiscal Year End.”

No new stock option awards were granted in 2006 or in 2007 regarding 2006 performance. During 2006, restricted stock grants were made to named executive officers both in connection with 2005 performance and as additional long term retention incentives. These awards are detailed in the accompanying “Grants of Plan Based Awards” table. In June 2006, the Board of Directors, upon the recommendation of the Compensation Committee, approved the issuance of 250,000 shares of restricted stock to Mr. Labovitz which vest over a seven year period. As a result of limitations in the Company’s equity incentive plan which establishes a 150,000 share maximum grant of restricted stock to any single individual in a 12-month period, 165,195 shares of the 250,000 grant to Mr. Labovitz are issued contingent upon stockholder approval of an amendment to our equity incentive plan to be considered by our stockholders in connection with our 2007 Annual Meeting that would increase the annual per-person award limit. In August 2006, the Board of Directors, upon the recommendation of the Compensation Committee, approved the issuance of 60,000 shares of restricted stock to Mr. Parikh which vest over a seven year period. In August 2006, the Board of Directors, upon the recommendation of the Compensation Committee, approved the issuance of 19,841 shares of restricted stock to Mr. Thompson which vest over a 4 year period.

In April 2007, in connection with 2006 performance, the Compensation Committee granted shares of restricted and deferred stock to the CEO and other named executive officers some of which were contingent upon stockholder approval of an amendment to our equity incentive plan to be considered by our stockholders in connection with our 2007 Annual Meeting as referenced above. Mr. Clemente received an award of 148,148 shares of restricted stock and 151,764 shares of contingent restricted stock, Mr. Benson received an award of 117,284 shares of restricted stock and 96,939 shares of contingent restricted stock, Mr. Labovitz received an award of 64,938 shares of contingent restricted stock and 34,898 shares of deferred stock, Mr. Parikh received an award of 11,605 shares of restricted stock and 13,087 shares of deferred stock, and Mr. Thompson received an award of 25,069 shares of restricted stock and 13,087 shares of deferred stock. In determining the number of shares to award, the Committee considered several different factors including competitive practices among the peer group companies, individual performance during 2006 and our achievements navigating through the extremely challenging operating environment of 2006.

All equity awards granted to our executive officers in 2006, and in 2007 with respect to 2006 performance, were approved by the Compensation Committee and the full Board of Directors. The restricted stock issued in 2006 and 2007 vests over varying terms. This vesting is contingent on the continued employment of the executive officer. The majority of restricted stock grants issued by the Company have identical four (4) year vesting schedules. Each deferred stock grant issued in 2007 in connection with 2006 performance has a single fixed vesting date prior to December 31, 2007, was fully expensed in 2006 through an accrual of compensation liability, and is not contingent on continued employment.

Executive Severance Programs. Consistent with peer-group practice (as determined in PwC’s 2006 research), we have entered into employment agreements, which we believe to be consistent with industry practices, with all but one of our executive officers. The purpose of these employment agreements is to enhance our executive recruiting and retention efforts. PwC’s 2006 research indicated that the severance-related benefits provided to our executive officers in these agreements are at the lower end of the peer-group range of practices.

Pursuant to the terms of the option grant notices and restricted stock award notices, all unvested option awards for Messrs. Clemente, Benson, Labovitz, Parikh and Thompson would become immediately exercisable upon a change-in-control of Comstock unless the unvested options are assumed by the acquirer. In addition, all unvested shares of restricted stock would immediately vest unless our repurchase rights are assigned to the acquirer.

Impact of Regulatory Requirements

The Compensation Committee considers regulatory requirements and their impact when making executive compensation decisions concerning the CEO and other executive officers. Regulatory requirements that influence the Committee’s decisions include:

•	Internal Revenue Code Section 162(m) of the Internal Revenue Code disallows a tax deduction to public companies for compensation not deemed to be performance-based over $1,000,000 paid for any fiscal year to the CEO and other executive officers. We intend to attempt to qualify executive compensation for deductibility under applicable tax laws to the fullest extent practicable. We believe that our bonus programs qualify for the performance-based exception. We also believe that we will not lose any compensation-related tax deductions for compensation decisions made in 2006 but may experience gains or losses on the tax we have recorded based on the variance between the price of our stock on the date of issuance of a restricted stock award and the actual price of our stock on the date of vesting of the stock award. The Compensation Committee will not, however, necessarily seek to limit executive compensation to the amount deductible under Section 162(m).

•	We believe that employees will not be subject to any tax penalties under Internal Revenue Code Section 409A as a result of participating in any of our compensation programs or agreements.

•

We adopted SFAS No. 123R for the 2006 fiscal year. In determining restricted stock and stock option awards for 2006, the Committee generally considered the potential expense of those programs under SFAS No. 123R and the impact on earnings per share. The Committee concluded that the award levels were in the best interests of stockholders given competitive compensation practices in the homebuilding industry and among our peer companies, the awards’ potential expense, the Company’s performance, and the impact of the awards on employee motivation and retention.

Conclusions

We believe that our executive compensation programs strongly support our philosophy of pay-for-performance. We further believe that compensation levels and programs for the CEO and other executive officers are consistent with competitive practices in our industry and thus advance our recruiting and retention objectives. We will continue to review our programs on a regular basis and expect to update them from time to time, based on changes in competitive practices, regulatory requirements and corporate needs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this proxy statement.

Respectfully submitted by the Compensation Committee,

Socrates Verses, Chair

Norman D. Chirite

David M. Guernsey

Summary Compensation Table(1), (4)

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards(2) $	Option Awards(2) $	Non-equity Incentive Plan Compensation(3) $	Total Compensation $
Christopher Clemente	2006	637,500	76,100	400,894	144,209	665,000	1,923,703
Chairman of the Board and Chief Executive Officer (PEO) (5)
Bruce J. Labovitz	2006	358,333	—	603,760	330,978	285,000	1,578,071
Chief Financial Officer (PFO)
Gregory V. Benson	2006	550,000	—	300,314	48,071	475,000	1,373,385
Regional President
Jason Parikh (6)	2006	186,667	—	83,515	24,033	106,875	401,090
Chief Accounting Officer
Jubal Thompson	2006	197,917	—	90,127	24,033	106,875	418,952
General Counsel and Secretary

(1)	No named executive officer was a participant in a defined benefit or deferred compensation plan.
(2)	Actual GAAP expenses incurred during 2006 with respect of awards issued under the 2004 Equity Incentive Plan. A discussion of the assumptions used in calculating these values may be found in our annual report at Note 14 to our 2006 audited financial statements.
(3)	These amounts were accrued at December 31, 2006 as incentive plan compensation awards payable in 2007 for 2006 performance. However, prior to their payment, the named officers agreed to receive all or a portion of the awards in shares of restricted or deferred stock.
(4)	On December 27, 2006, William Bensten, who was previously a named executive officer of the Company, resigned as a Senior Vice President. In connection with his resignation he purchased 30 unsold condominium units in one of the Company’s condominium projects for a purchase price of $4.2 million and he forfeited $1.3 million of previously expensed but yet unvested restricted stock awards. As a result, $1.3 million of the difference between the purchase price and the carrying value of the units has been recorded as compensation expense and is included in selling, general and administrative expense in the Company’s audited 2006 financial statements. This expense was offset by the reversal of the $1.3 million expense of forfeited stock awards.
(5)	Bonus payment relates to the reclassification, for tax purposes, of certain business related travel expenses paid to Mr. Clemente during the first half of 2006.
(6)	On May 29, 2007, Mr. Parikh resigned as our Chief Accounting Officer. Mr. Parikh will assist in the transition of his duties, on a limited basis, until August 15, 2007. Mr. Parikh is leaving to become Chief Financial Officer of a privately held office equipment distributor and reseller headquartered in the Midwest.

Grants of Plan Based Awards During 2006

Name	Grant Date	Compensation Committee Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Equity Awards
			Threshold $	Target $	Maximum $
Christopher Clemente (2)	03/31/06	2/24/2006	—	825,000	1,100,000	77,078	$848,636
Gregory V. Benson	03/31/06	2/24/2006	—	825,000	1,100,000	54,705	602,298
Bruce J. Labovitz (3)	03/31/06	2/24/2006	—	300,000	400,000	30,297	333,567
	06/15/06	4/14/2006				84,805	1,289,205
	06/15/06	4/14/2006				165,195	1,403,295
Jason Parikh	03/31/06	2/24/2006	—	112,500	150,000	9,300	102,391
	08/28/06	06/01/06				60,000	292,800
Jubal Thompson	03/31/06	2/24/2006	—	112,500	150,000	7,385	81,310
	08/29/06	06/01/06				14,184	71,487
	12/29/06	06/01/06				5,657	32,019

(1)	These columns show the range of payouts targeted for 2006 performance under the Comstock Net Income and Performance Bonus plans as described in the Compensation Discussion and Analysis. The 2007 bonus payment for 2006 performance has been made based on the metrics described and is shown in the Summary Compensation Table in the column titled “Non-equity Incentive Plan Compensation.”
(2)	Stock awards for Mr. Clemente include 492 shares of restricted stock granted to Tracy Schar, his wife, who serves as the Company’s VP, Corporate Marketing. Excluded from the grants for Mr. Clemente are 21,882 shares of restricted stock granted to Mr. Clemente in March 2006 in lieu of cash related to a portion of his 2005 bonus.
(3)	The 165,195 shares of restricted stock granted to Mr. Labovitz in June 2006 are contingent on approval of an amendment to our equity incentive plan that would increase the per-person award limit to be considered by our stockholders in connection with our 2007 annual meeting.

Outstanding Equity Awards at December 31, 2006(1)

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(2) Exercisable	Number of Securities Underlying Unexercised Options (#)(2) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Christopher Clemente (3)	10,274	30,822	23.90	07/06/15	78,020	$448,615
Gregory V. Benson	3,425	10,274	23.90	07/06/15	54,705	$314,554
Bruce J. Labovitz (5)	7,877	23,630	23.90	07/06/15	289,672	$1,665,612
		107,144	16.00	12/14/14
Jason Parikh	1,712	5,137	23.90	07/06/15	69,300	$398,475
Jubal Thompson	1,712	5,137	23.90	07/06/15	27,226	$156,550

(1)	No executive officer had any unearned equity awards outstanding as of December 31, 2006.

(2)	The vesting date of each option is listed in the table below by expiration date:

Expiration Date	Vesting Date
12/14/2014	06/30/2007
12/14/2014	12/31/2007
12/14/2014	06/30/2008
12/14/2014	12/31/2008
07/06/2015	06/30/2007
07/06/2015	12/31/2007
07/06/2015	06/30/2008
(3)	Includes 1,437 shares of restricted stock issued to Tracy Schar, Mr. Clemente’s wife.
(4)	Based on closing price of $5.75 per share of our Class A common stock on December 31, 2006.
(5)	Includes 165,165 shares of restricted stock granted to Mr. Labovitz in June 2006 which are contingent on an amendment to our equity incentive plan in connection with our 2007 annual meeting.

	Stock Vested in 2006
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value(1) Realized on Vesting ($)
Christopher Clemente (2)	9,689	$52,587
Gregory V. Benson	6,250	$35,938
Bruce J. Labovitz	15,625	$89,844
Jason Parikh	3,125	$17,969
Jubal Thompson	6,250	$29,688

(1)	Amounts reflect the market value of the stock at the closing of the market on the trading day immediately preceding the date on which the stock vested.
(2)	Includes 3,439 shares with a value of $16,469 awarded to Tracy Schar, his wife.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which Comstock equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	207,144	$19.81	927,005

EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

Christopher Clemente and Gregory Benson each serve pursuant to the terms of executive employment agreements dated as of December 17, 2004. Mr. Clemente’s agreement has an initial term of five years and Mr. Benson’s has an initial term of four years. Each agreement will automatically be extended for successive one-year periods beginning on the one year anniversary of the date of the agreement unless either party notifies the other that the term will not be extended. Under the agreements, Mr. Clemente’s and Mr. Benson’s minimum annual salary is $550,000, subject to potential increase by our Board of Directors from time to time.

Mr. Clemente and Mr. Benson are eligible for a cash bonus of not less than 200% of each of their then-current salaries, based upon the satisfaction of financial performance criteria. Mr. Clemente and Mr. Benson are also eligible for awards under our equity incentive plan and any similar executive compensation plans we may adopt from time to time. In 2006, our Board of Directors increased the minimum annual salary payable to Mr. Clemente to $700,000.

Mr. Clemente has agreed not to compete with us during the term of his employment and for two years after the termination of his employment. Mr. Benson has agreed not to compete with us during the term of his employment and for 18 months after the termination of his employment. Each of Mr. Clemente’s and Mr. Benson’s employment agreements and non-competition agreements allow them to engage in the following permitted business activities: (i) development of commercial or for-rent residential real estate investment properties (such as apartment buildings); (ii) development of speculative land holdings as residential lots intended for construction of for-sale residential dwellings, provided, however, that any such development by any entity in which Mr. Clemente or Mr. Benson, as applicable, has a controlling interest or decision-making power, must first be offered to the Company at a fair market value price; and (iii) secured real estate lending to unrelated third parties. In addition, each has agreed not to (i) engage in any for-sale residential construction activities in any of our then existing markets or in any market which we then plan to enter within six-months; or (ii) solicit our employees or certain other third parties for 24 months, in the case of Mr. Clemente, and 18 months in the case of Mr. Benson.

Bruce Labovitz serves pursuant to the terms of an executive employment agreement dated December 17, 2004. Jubal Thompson serves pursuant to the terms of an executive employment agreement dated August 29, 2006. Each agreement has an initial term of three years and will automatically renew for successive one-year periods beginning on the one year anniversary of the date of the agreement unless either party notifies the other that the term will not be extended. Under his agreement, Mr. Labovitz’s minimum annual salary is $300,000, subject to potential increase by our Board of Directors from time to time. In 2006 our Board of Directors increased the minimum annual salary payable to Mr. Labovitz to $400,000. Under his agreement, Mr. Thompson’s minimum annual salary is $200,000, subject to potential increase by our Board of Directors from time to time.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Under the employment agreements with Messrs. Clemente, Benson, Labovitz and Thompson, if such executive’s employment is terminated without cause or if such executive were to terminate his employment for good reason, each as defined in the agreement, such executive is entitled to continue to receive his then-current salary for 24, 18, 12 and 12 months, respectively. Messrs. Clemente, Benson, Labovitz and Thompson will also be entitled to receive a cash payment in an amount equal to two times, one and one half times, one times and one times, respectively, 100% of the bonus he would have been entitled had he remained our employee until the end of our fiscal year. This cash payment will be due and payable on the earlier of (i) 90 days after our last payment of such executive’s then-current salary or (ii) the end of the fiscal year in which our termination of such executive without cause or such executive’s termination for good reason occurs. In the event of our termination of such executive without cause or such executive’s termination for good reason within the six calendar month period prior to the effective date of a Change in Control (as defined in the agreement) or within the 12 calendar month period following the effective date of a Change in Control, the cash payment will be due and payable in full within 30 days of the effective date of the Change in Control. Upon termination without cause, each executive is further entitled to continue to participate in employee benefit plans, programs and arrangements for a period of 12 months following termination.

Furthermore, subject to certain termination events, we have agreed to reimburse Mr. Labovitz for premium payments he makes on his life insurance policy with a national insurer. These reimbursements are in addition to the standard insurance benefits provided by us to our employees. The reimbursement of life insurance expenses covers the period January 1, 2005 through December 31, 2008. The annual premium reimbursement payable by us shall not exceed $6,000.

The following table describes the potential payments and benefits to which our executive officers would be entitled upon the happening of the following events: (i) a change of control of Comstock (with no termination of employment), (ii) a change in the executive’s responsibilities by us, (iii) the executive’s death or disability and (iv) termination of the executive’s employment by us without cause. Calculations for this table are based on the following assumptions: (i) the triggering event took place on December 31, 2006, (ii) bonus amounts are based on the 2006 Net Income Bonus and (iii) the per share price of our Class A common stock is $5.75, the closing price on December 29, 2006.

	Change of Control		Change in Responsibilities
	Cash	Acceleration of Stock Awards	Cash	Acceleration of Stock Awards
Christopher Clemente	$4,066,000	$443,201	$4,066,000	$—
Bruce Labovitz	$948,000	$1,665,612	$948,000	$—
Gregory Benson	$2,731,000	$314,554	$2,731,000	$—
Jason Parikh	$—	$398,475	$—	$—
Jubal Thompson	$606,000	$156,550	$606,000	$—

CERTAIN RELATIONSHIPS

Other than the transactions described under the heading “Elements of our Executive Compensation Program” (or with respect to which information is omitted in accordance with SEC regulations) and the transactions described below, since January 1, 2006 there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

We believe that all of these transactions are on terms that are comparable to or not less favorable than terms which would or could have been obtainable from unaffiliated third parties. All proposed future related party transactions will be submitted to our Board of Directors for review and will require a majority vote of the independent directors for approval. Ongoing transactions are reviewed annually to ensure that they are still comparable to or not less favorable than terms which would have or could have been obtainable from unaffiliated third parties. Our Chief Financial Officer, assuming he is not party to the proposed transaction, coordinates with the independent directors in evaluating the fairness to us of the proposed transaction.

In December 2006, Merion-Loudoun, LC, an entity wholly-owned by of William Bensten, a former senior vice president of the Company, purchased the 30 remaining undelivered condominium units at the Company’s Villas at Countryside condominium project for $4.2 million. In connection with the purchase of the units, Merion-Loudoun, LC became the successor declarant of the condominium association and entered into an 18-month fee arrangement with Comstock Countryside, LLC, a wholly-owned subsidiary of the Company, to market and sell the units on its behalf.

In May 2003 and December 2005, we hired a construction company for which Mr. Clemente’s brother, Louis Clemente, serves as the President and of which he is a significant shareholder, to provide construction services and act as a general contractor at two of the Company’s developments. We paid approximately $6.5 million to this construction company during the year ended December 31, 2006.

In April 2004, we entered into an additional three year $5 million promissory note agreement, with an entity controlled by Scott Kasprowicz, bearing interest at a rate of 12%. Mr. Kasprowicz became a related party on June 1, 2004 when we hired his son. Under the terms of the note, we were advanced $2.5 million in April 2004 and an additional $2.5 million in June 2004. As a result of our consolidation in connection with our initial public offering, the lender was entitled to a premium of up to 10% of the outstanding principal balance. This note was paid in full in June 2005.

On October 1, 2004, we entered into a lease agreement with Comstock Asset Management, L.C., an entity owned by Christopher Clemente, for 20,609 square feet for our corporate headquarters. On August 1, 2005, the lease agreement was amended to add approximately 8,500 square feet of leased space. Total payments made under this lease agreement for 2006 were $751,000.

In August 2004 we entered into a note agreement in the amount of $163,000, which accrues interest at a rate of 10% per annum, with Investors Management, LLC. Investors Management, LLC is a related party which was partially owned by Messrs. Clemente, Benson and Labovitz. In February 2005, we received payment in full on this note. In March 2005, all other members assigned their membership rights to Mr. Benson giving him 100% ownership of Investors Management, LLC.

Mr. Clemente’s mother-in-law, and Gary Martin, a former director who resigned effective February 28, 2006, each invested $100,000 as minority shareholders in one of our subsidiaries, and the parents of Mr. Labovitz loaned approximately $300,000 to another of our subsidiaries. During the first quarter 2005, we repurchased the minority interests for an approximate purchase price of $136,000. In April 2005, the loan to the parents of Mr. Labovitz was paid in full.

During 2003, we entered into agreements with I-Connect, L.C., a company in which Investors Management, LLC holds a 25% interest, for information technology consulting services and the right to use certain customized enterprise software developed with input from us. The intellectual property rights associated with the software solution that was developed by I-Connect along with any improvements made thereto by us remained the property of I-Connect. During the year ended December 31, 2006, we paid $471,000 to I-Connect.

In October 2004, we entered into an agreement with Comstock Asset Management Inc. to provide management services to us for a fee of $20,000 a month. Comstock Asset Management Inc. is a related party wholly owned by Mr. Clemente. For the year ended December 31, 2006, we earned $240,000 in revenue and recorded no receivable from this entity. Also, in November 2004, we entered into an agreement with Comstock Asset Management to sell retail condo units #1 through #5 at Potomac Yard for $14.5 million. In connection with this sale, we received a deposit of $8 million upon execution of this agreement. The agreement was modified in 2005 to reduce the deposit amount to $6 million.

During the course of 2006, we provided bookkeeping services to related party entities at no charge.

In August 2004, we entered into a $2.4 million promissory note agreement with Belmont Models I, L.C., an unrelated entity managed by Investors Management, LLC. The note bears an interest rate of 12%, which is payable monthly and matured in July 2005. In March 2005, we sold four condominium units to Belmont Models I, L.C. under a sale and leaseback arrangement. The four condominium units were delivered for a total purchase price of $2 million and leased back at a rate of $20,000 per month. We expect the lease to continue for a period of twenty-four months. As a result of the deliveries, the promissory note was reduced by the total purchase price. At December 31, 2006 the note was paid in full.

During 2005, we entered into sales contracts to sell homes to certain of our employees. We maintain a home ownership benefit program in order to attract, retain, and motivate employees. Under the home ownership benefits, an employee receives certain cost benefits provided by us when purchasing a home or having one built by us. Sales of homes to employees for investment purposes are conducted at market prices.

In September 2005, Comstock Foundation, Inc., an affiliate, was created. Comstock Foundation is a not-for-profit organization organized exclusively for charitable purposes within the meaning of Section 501(c)(3) of the Internal Revenue Code. The affairs of Comstock Foundation are managed by a five person board of directors with Messrs. Clemente, Benson and Labovitz and Tracy Schar (employee of the Company and spouse of Mr. Clemente) being four of the five. We also provide bookkeeping services to the affiliate. In October 2005, we made a $100,000 cash donation to Comstock Foundation and granted the right to use 27 units at our

Penderbrook condominium conversion project in Fairfax, Virginia for a period of six months. Comstock Foundation will provide these units to the victims of Hurricane Katrina. The fair market value of the rental units donated is $237,000.

Procedures for Approval of Related Person Transactions

Our policy for the review and approval of transactions between us and related persons is set forth in the charter of our Audit Committee. Pursuant to the charter of our Audit Committee, it is the responsibility of our Audit Committee, unless specifically delegated by our Board of Directors to another committee of the Board of Directors, to review and approve all transactions or arrangements to which we were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Additionally, it is the responsibility of our Audit Committee, unless specifically delegated by our Board of Directors to another committee of the Board of Directors, to review and make recommendations to the Board of Directors, or approve, any contracts or other transactions with current or former executive officers of Comstock, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by us.

OTHER INFORMATION

Beneficial Ownership of Principal Shareholders, Directors and Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock on April 16, 2007, by (1) each director and named executive officer of our Company, (2) all directors and executive officers of our Company as a group, and (3) each person known by us to own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Class A common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after April 16, 2007, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

	Class A Common Stock(1)		Class B Common Stock		Beneficial Ownership of Class A and Class B Common Stock Combined
Name of Beneficial Owner	Number	Percent of Class	Number	Percent of Class	Economic (%)	Voting (%)(1)
Executive Officers and Directors
Christopher Clemente (2)	1,483,715	10.8%	1,366,750	50.0%	17.3%	40.1%
Gregory V. Benson (3)	1,142,247	8.3%	1,366,750	50.0%	15.2%	39.5%
Bruce J. Labovitz (4)	157,817	1.1%	—	*	1.0%	*
Jason Parikh (5)	99,444	*	—	*	*	*
A. Clayton Perfall	11,774	*	—	*	*	*
David M. Guernsey	12,956	*	—	*	*	*
James A. MacCuthcheon	16,266	*	—	*	*	*
Robert P. Pincus	5,312	*	—	*	*	*
Socrates Verses (7)	7,214	*	—	*	*	*
Norman D. Chirite	15,542	*	—	*	*	*
All directors and officers as a group (11 persons)	2,952,291	21.4%	2,733,500	100%	34.4%	80.2%

	Class A Common Stock(1)		Class B Common Stock		Beneficial Ownership of Class A and Class B Common Stock Combined
Name of Beneficial Owner	Number	Percent of Class	Number	Percent of Class	Economic (%)	Voting (%)(1)
Other 5% Stockholders
Hayground Cove Asset Management (7)	867,300	6.3%	—	*	5.3%	1.6%
Springhouse Asset Management, LLC (7)	1,338,762	9.7%	—	*	8.1%	2.4%
Bonanza Capital, Ltd. (7)	1,075,000	7.8%	—	*	6.5%	2.0%
Boston Partners Asset Management, L.L.C. (7)	701,030	5.1%	—	*	4.3%	1.3%
Hotchkis and Wiley Capital Management, LLC (7)	746,400	5.4%	—	*	4.5%	1.4%
Royce & Associates, LLC (7)	904,630	6.6%	—	*	5.5%	1.7%

*	Less than 1% of the outstanding shares of common stock
(1)	Does not include shares of Class A common stock issuable upon conversion of Class B common stock. Percentage total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Each holder of Class B common stock shall be entitled to fifteen votes per share of Class B common stock and each holder of Class A common stock shall be entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and the Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be provided in our certificate of incorporation or as required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.
(2)	Includes 10,274 shares issuable upon the exercise of options that are exercisable within 60 days of April 16, 2007. 96,243 shares of Class A common stock are held by Mr. Clemente’s wife, Tracy Schar. 69,333 shares of Class A common stock and 1,366,750 shares of Class B common stock are held by FR54, LLC, an entity that is owned by Mr. Clemente and his wife. 5,000 shares are held in various trusts for the benefit of Mr. Clemente’s children. Mr. Clemente is the custodian for each trust.
(3)	Includes 3,425 shares issuable upon the exercise of options that are exercisable within 60 days of April 16, 2007. 350,083 shares of Class A common stock and 1,366,750 shares of Class B common stock are held by Clareth LLC, an entity that is wholly owned by Mr. Benson.
(4)	Includes 7,877 shares issuable upon the exercise of options that are exercisable within 60 days of April 16, 2007. 1,722 shares are held in various trusts for the benefit of Mr. Labovitz’s children. Mr. Labovitz is the custodian for each trust.
(5)	Includes 1,712 shares issuable upon the exercise of options that are exercisable within 60 days of April 17, 2007.
(6)	Includes 2,000 shares of Class A common stock, with respect to which Mr. Verses disclaims beneficial ownership. The shares are held in trust for the benefit of Mr. Verses’ children. Mr. Verses’ wife is the custodian of these trusts.
(7)	This information is based on Schedule 13G, as amended, filed with the SEC by the stockholder.

Compensation Committee Interlocks and Insider Participation

As noted above, during 2006, our Compensation Committee consisted of Messrs. Chirite, Guernsey, Martin and Verses. Mr. Martin resigned from the Board of Directors, effective February 28, 2006. Mr. Chirite was appointed to the Compensation Committee on June 1, 2006. None of these individuals had any contractual or other relationships with us during the fiscal year except as directors. None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish our Company with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2006, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except for the following, each of which was due to administrative error: (i) a Form 4 for each of Messrs. Chirite, Guernsey, MacCutcheon, Perfall, Pincus and Verses to report stock awards that occurred on June 2, 2006 that were reported on August 28, 2006; and (ii) a Form 4 for Mr. Parikh to report stock awards that occurred on May 15, 2006 that were reported on August 28, 2006.

Incorporated by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in those sections shall not be deemed “filed” with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

Other Matters

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: June 26, 2007

Appendix A

COMSTOCK HOMEBUILDING COMPANIES, INC.

2004 LONG-TERM INCENTIVE COMPENSATION PLAN

(As amended and restated effective as of September 12, 2007)

A-i

TABLE OF CONTENTS

(continued)

A-ii

COMSTOCK HOMEBUILDING COMPANIES, INC.

2004 LONG-TERM INCENTIVE COMPENSATION PLAN

(As Amended and Restated Effective as of September 12, 2007)

1.	PURPOSE

The purpose of this 2004 LONG-TERM INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist Comstock Homebuilding Companies, Inc., a Delaware corporation and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with long term performance incentives to expend their maximum efforts in the creation of shareholder value.

2.	DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” shall, with respect to any Participant have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” means a Change in Control as defined with related terms in Section 9(b) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Company” means Comstock Homebuilding Companies, Inc., a Delaware corporation, and its successors and assigns.

(j) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”.

(k) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave or any other authorized personal leave.

(m) “Covered Employee” means an Eligible Person who is a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(n) “Deferred Stock” means a right to receive Shares, including Restricted Stock, cash measured based upon the Fair Market Value of Shares, or a combination thereof; at the end of a specified deferral period.

(o) “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(p) “Director” means a member of the Board or the board of directors of any Related Entity.

(q) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(r) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(s) “Effective Date” means the effective date of the Plan, which shall be December 17, 2004.

(t) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Code Sections 424(e) and (f), respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(u) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(w) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date after which the Company is a Publicly Held Corporation shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(x) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s position, duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(y) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(z) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Nasdaq Global Market or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Global Market.

(aa) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(bb) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(cc) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(dd) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(ee) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ff) “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(h).

(gg) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(hh) “Performance Share” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the

Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii) “Performance Unit” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(jj) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(kk) “Publicly Held Corporation” shall mean a publicly held corporation as that term is used under Section 162(m)(2) of the Code.

(ll) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by Board in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(mm) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(nn) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(oo) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(pp) “Shares” means the shares of Class A common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(qq) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(rr) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(ss) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

3.	ADMINISTRATION

(a) Authority of the Committee

The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case references herein shall be deemed to include references to the Board; provided, however that for any period during which the Company is a Publicly Held Corporation, the Plan shall be administered by only those directors who are Independent and references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority

Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability

The Committee and the Board, and each member thereof; shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.	SHARES SUBJECT TO PLAN

(a) Limitation on Overall Number of Shares Available for Grant Under Plan

Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for grant under the Plan shall be 2,550,000, plus an annual increase to be added on January 1st of each year, commencing on January 1, 2005 and ending on January 1, 2013 (each such day, a “Calculation Date”), equal to the lesser of (i) three percent (3%) of the Shares outstanding on each such Calculation Date (rounded down to the nearest whole share) or (ii) 750,000 Shares. Notwithstanding the foregoing, the Board may act, prior to the first day of any fiscal year of the Company, to increase the share reserve by such number of Shares as the Board shall determine, which number shall be less than the amount described in the foregoing sentence. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Award

No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights), the number of Shares to which such Award relates, exceeds the number of Shares remaining available under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits

(i) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 4(c)(v) below.

(ii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

5.	ELIGIBILITY; PER-PERSON AWARD LIMITATIONS

Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any calendar year during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than the total number of Shares reserved under the Plan or (ii) Awards subject to vesting based on the performance objectives of Section 8 for more than the total number of Shares reserved under the Plan. In addition, the maximum dollar value payable in cash to any one Participant with respect to Performance Units vesting based on the performance objectives of Section 8 is $5,000,000 per calendar year.

6.	SPECIFIC TERMS OF AWARDS

(a) General

Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options

The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value a Share on the date such Incentive Stock Option is granted

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that became exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to any Eligible Person upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Stock Appreciation Right granted in tandem with a Stock Option (a “Tandem Stock Appreciation Right”) may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option; subject to such grant complying with Section 409A of the Code. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards

The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the Restriction Period, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company, provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Deferred Stock Award

The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant, subject to compliance with Section 409A of the Code). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant’s Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant and subject to compliance with Section 409A of the Code, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations

The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents

The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Performance Awards

The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8, or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

(i) Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7.	CERTAIN PROVISIONS APPLICABLE TO AWARDS

(a) Stand-Alone, Additional, Tandem, and Substitute Awards

Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the

Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

(b) Term of Awards

The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals

Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, Section 409A of the Code and any other applicable tax laws, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Nasdaq Global Market or any national securities exchange on which the Company’s securities are listed for trading and, if not listed for trading on either the Nasdaq Global Market or a national securities exchange, then the rules of the Nasdaq Global Market. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability

It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Compliance with Code Section 409A.

(i) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(1) payments under the Section 409A Plan may not be made earlier than (u) the Participant’s separation from service, (v) the date the Participant becomes disabled, (w) the Participant’s death, (x) a specified time (or pursuant to a fixed scheduled) specified in the Award Agreement at the date of the deferral of such compensation, (y) a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, or (z) the occurrence of an unforeseeble emergency;

(2) Acceleration of the time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(3) any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(4) in the case of any Participant who is specified employee, a distribution on account of a separation from service may not be made before the date which is six months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms “separation from service”, “disabled”, and “specified employee”, all shall be defined in the same manner as those terms are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(ii) The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

8.	CODE SECTION 162(M) PROVISIONS

(a) Covered Employees

The Committee, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 8 shall be applicable to such Award.

(b) Performance Criteria

If an Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the

Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

(c) Performance Period; Timing For Establishing Performance Goals

Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards (but in no event after more than 25% of the Performance Period has occurred), or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(d) Adjustments

The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification

No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Code Section 162(m).

9.	CHANGE IN CONTROL

(a) Effect of “Change in Control”

Subject to Section 9(a)(iv), and if and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(iv) Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, then each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii). For the purposes of this Section 9(a)(iv), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award

or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent of subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Definition of “Change in Control”

Unless otherwise specified in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change of Control: (u) any acquisition by Chris Clemente or Gregory Benson or any of their spouses or beneficiaries, or any trusts, partnerships, corporations, or other entities in which they are the sole beneficiaries or own all of the Beneficial Interests; (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Related Entities, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Related Entities (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of, the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors or the governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10.	GENERAL PROVISIONS

(a) Compliance With Legal and Other Requirements

The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries

No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustment

(i) Capitalization Adjustments.

(A) Except as provided in Section 10(c)(i)(B), in the event that any Share dividend, forward or reverse split, merger, consolidation, combination or other similar corporate transaction or event affects the Shares, then the Committee shall substitute, exchange, or adjust any or all of the following in a manner that precludes the enlargement or dilution of rights and benefits under such Awards in comparison to the securities underlying each such Award: (A) the number and kind of Shares reserved for issuance in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(B) In the event that an extraordinary dividend or other distribution in the form of cash or other property (but excluding a dividend paid in Shares), recapitalization, reorganization, spin-off, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as the Committee may deem equitable, substitute, exchange, or adjust any or all of (A) the number and kind of Shares reserved for issuance in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined in Section 9(b)(iv) hereof the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Awards granted subject to the provisions of Section 8 hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes

The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards

The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything to the contrary, the Committee shall be authorized to amend any outstanding Option and/or Stock Appreciation Right to reduce the exercise price or grant price without the prior approval of the shareholders of the Company. In addition, the Committee shall be authorized to cancel outstanding Options and/or Stock Appreciation Rights replaced with Awards having a lower exercise price without the prior approval of the shareholders of the Company.

(f) Limitation on Rights Conferred Under Plan

Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i) Payments in the Event of Forfeitures; Fractional Shares

Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law

The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws

The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l) Plan Effective Date and Shareholder Approval; Termination of Plan

The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate no later than ten (10) years from the later of (x) the Effective Date and (y) the most recent date on which the shareholders of the Company have approved an increase in the number of shares reserved for issuance under the Plan.

COMSTOCK HOMEBUILDING COMPANIES, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Comstock Homebuilding Companies, Inc., a Delaware corporation, hereby acknowledges receipt of the notice of annual meeting of stockholders and proxy statement, each dated July 26, 2007, and hereby appoints Bruce A. Labovitz and Jubal R. Thompson and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of Comstock Homebuilding Companies, Inc. to be held on September 12, 2007, at 10:00 a.m., local time, at the Comstock Sales Center, 1980 Isaac Newton Square, Reston, Virginia, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this proxy card.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

COMSTOCK HOMEBUILDING COMPANIES, INC.

September 12, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

20230300000000000000 4	091207

FOR EACH OF THE MATTERS SET FORTH BELOW, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MATTER SUBMITTED.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:				2.	PROPOSAL TO APPROVE THE 2004 LONG TERM INCENTIVE COMPENSATION PLAN, AS AMENDED.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O	Christopher Clemente
		O	A. Clayton Perfall	3.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE- WATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF OUR COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)
				4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY BE PROPERLY COME BEFORE THE MEETING.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●	THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY
DIRECTION IS INDICATED, FOR THE ELECTION OF DIRECTORS, FOR THE
APPROVAL OF THE 2004 LONG TERM INCENTIVE COMPENSATION PLAN, AS
AMENDED, FOR THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM OF OUR COMPANY FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2007, AND AS SAID PROXIES DEEM ADVISABLE ON
SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-
in-fact hereunder.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.